Exhibit 99.3

DANAHER CORPORATION

Offer to Exchange

All Common Units of

POTOMAC HOLDING LLC

which are owned by Danaher Corporation and

will be converted into the right to receive Shares of Common Stock of NetScout Systems, Inc. for

Shares of Common Stock of Danaher Corporation

Pursuant to the Prospectus, dated May 14, 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY, ON JULY 8, 2015, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF DANAHER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated May 14, 2015 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of Danaher Corporation (“Danaher”) common stock, par value $0.01 per share (“Danaher common stock”), which collectively constitute the offer by Danaher to exchange all common units representing limited liability company membership interests (“Newco common units”) of Potomac Holding LLC (“Newco”) that are owned by Danaher. Following the consummation of the exchange offer, RS Merger Sub I, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of NetScout Systems, Inc. (“NetScout”), will be merged with and into Newco, whereby the separate corporate existence of Merger Sub will cease and Newco will continue as the surviving company (the “First Merger”), and, subsequently, Newco will be merged with and into RS Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), whereby the separate corporate existence of Newco will cease and Merger Sub II will continue as the surviving company (the “Second Merger”, and together with the First Merger, the “Mergers”). In the First Merger, each outstanding Newco common unit (except Newco common units held by Danaher, Newco, NetScout or Merger Sub) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of NetScout (“NetScout common stock”) equal to (x) 62.5 million shares of NetScout common stock plus the product of (A) 1.46 multiplied by (B) the number of shares of NetScout common stock issued in any acquisition after the date of the Merger Agreement and prior to the closing, divided by (y) the aggregate number of Newco common units issued and outstanding as of immediately prior to the effective time of the First Merger. In addition, Newco will authorize the issuance of a number of Newco common units such that the total number of Newco common units outstanding immediately prior to the First Merger will be that number that results in the exchange ratio in the First Merger equaling one. As a result, each Newco common unit (except Newco common units held by Danaher, Newco, NetScout or Merger Sub) will be converted into one share of NetScout common stock in the First Merger. Capitalized terms used but not defined herein will have the meanings ascribed to them in Prospectus.

We are the holder of record (directly or indirectly) of shares of Danaher common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Danaher common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Danaher common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. Danaher is offering to exchange all Newco common units that are owned by Danaher for shares of Danaher common stock that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. For each $100 of Danaher common stock accepted in the exchange offer, you will receive approximately $107.53 of Newco common units, subject to a limit of 2.2522 Newco common units per share of Danaher common stock. See the section in the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.53 OF NEWCO COMMON UNITS FOR EACH $100 OF DANAHER COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

The value of Danaher common stock and Newco common units will be determined by Danaher by reference to the simple arithmetic average of the daily volume-weighted average prices on each of the Valuation Dates (as defined in the Prospectus), of Danaher common stock on the New York Stock Exchange and NetScout common stock on the NASDAQ Global Market on each of the last three trading days of the exchange offer period, as it may be voluntarily extended, but not including the last two trading days that are part of any Mandatory Extension (as defined in the Prospectus).

2. Danaher’s obligation to exchange shares of Newco common units for shares of Danaher common stock is subject to certain conditions, as described in the Prospectus, which you should review in detail.

3. Shares of Danaher common stock validly tendered pursuant to this exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration of the exchange offer and, unless Danaher has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Danaher accepts Danaher common stock pursuant to this exchange offer, your tender is irrevocable.

4. Tendering stockholders who fail to complete and sign the Substitute Form W-9 included in the Letter of Transmittal or submit a complete IRS Form W-8BEN, as applicable, may be subject to required U.S. federal backup withholding tax applicable to the gross cash proceeds payable to such stockholders or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Danaher common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Danaher common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of Danaher common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on July 8, 2015, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

DANAHER CORPORATION

Offer to Exchange

All Common Units of

POTOMAC HOLDING LLC

which are owned by Danaher Corporation and

will be converted into Shares of Common Stock of NetScout Systems, Inc. for

Common Stock of Danaher Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated May 14, 2015 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Danaher Corporation (“Danaher”) to exchange all common units representing limited liability company membership interests (“Newco common units”) of Potomac Holding LLC that are owned by Danaher and will be converted into shares of NetScout Systems, Inc. (“NetScout”) common stock, par value $0.001 per share, for shares of Danaher common stock, par value $0.01 per share (“Danaher common stock”).

This instructs you to tender the number of shares of Danaher common stock indicated below (or if no number is indicated below, all shares of Danaher common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:	SIGN HERE:

Shares of Danaher common stock to be tendered:	Signature(s):

Name(s):

ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of Danaher common stock and am tendering all my shares of Danaher common stock.

Dated:	Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s), as applicable:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE OFFER AGENT, THE TRANSFER AGENT, THE INFORMATION AGENT, POTOMAC HOLDING LLC, DANAHER CORPORATION OR NETSCOUT SYSTEMS, INC.

3